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                                                                   EXHIBIT 99.2

                             IRONWOOD SERIES TRUST
                             OFFICER'S CERTIFICATE

   I, Sara M. Morris, do hereby certify that I am duly elected and acting Vice President of Ironwood Series Trust, (the "Trust") a Massachusetts business trust; that the following are full, true and correct copies of certain resolutions adopted by the Board of Trustees of the Trust on May 25, 2006, and that such resolutions have not been rescinded, amended or modified and on the date hereof are in full force and effect:

   RESOLVED, that the Board of Trustees, including a majority of the Trustees who are not "interested persons" (as defined in section 2(a)(19) of the Investment Company Act of 1940 (the "1940 Act")) of the Trust, upon review of the current fidelity bond, finds that such fidelity bond is reasonable in form and amount, and is hereby approved for renewal, after having given due consideration to all relevant factors, including, but not limited to, the value of the aggregate assets of the Trust to which any covered person (as defined in Rule 17g-1 under the 1940 Act) may have access, the type and terms of the arrangements made for custody and safekeeping of such assets, the nature of the securities in the Fund's portfolio, the amount of the fidelity bond and the amount of the premiums for the fidelity bond; and be it further

   RESOLVED, that the appropriate officers of the Trust be, and each hereby is, authorized and directed to prepare, execute and deliver such documents, pay such premiums and make such filings as may be necessary to renew the fidelity bond contemplated hereby or as may be necessary to effect any subsequent increase in the amount of fidelity bond coverage in accordance with the Investment Company Act of 1940 and the rules thereunder.

   IN WITNESS WHEREOF, I have hereunto signed my name this 30th day of October 2006.

                                                  /s/ Sara M. Morris
                                                  -----------------------------
                                                  Sara M. Morris
                                                  Vice President

   I, Frederick Skillin, Assistant Treasurer of the Trust, hereby do certify that on this 30th day of October 2006, Sara M. Morris is the duly elected Vice President of the Trust and that signature above is her genuine signature.

                                                  /s/ Frederick Skillin
                                                  -----------------------------
                                                  Frederick Skillin
                                                  Assistant Treasurer